Exhibit 99.1

PR Contact: Laurie Schalow (949) 524-4035 MediaRelations@chipotle.com

IR Contact: Cindy Olsen, CFA (949) 524-4205 Cindy.Olsen@chipotle.com
CHIPOTLE ANNOUNCES CEO DEPARTURE
SCOTT BOATWRIGHT, COO AND 7-YEAR CHIPOTLE VETERAN, NAMED INTERIM CEO
JACK HARTUNG TO REMAIN WITH COMPANY AS PRESIDENT, STRATEGY, FINANCE & SUPPLY CHAIN

NEWPORT BEACH, Calif. – August 13, 2024 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today announced that Brian Niccol, Chairman and Chief Executive Officer, has accepted the role as Chairman and Chief Executive Officer of Starbucks and will be leaving the Company effective August 31, 2024. Niccol has served as Chipotle’s CEO since 2018 and as Chairman of the Board since 2020.
Chipotle’s Board of Directors has appointed Scott Boatwright, Chief Operating Officer, as Interim CEO. Boatwright joined Chipotle in 2017 and has been instrumental in driving restaurant operations for the company’s more than 120,000 employees and over 3,500 restaurants. He also led the integration of new technology into restaurants, built a strong culture aligned to the organization’s values, and achieved industry-leading retention rates yielding impressive results and improvements in throughput and the overall guest experience. Boatwright played a critical role as part of the leadership team that created and executed the turnaround strategy that has delivered incredible results since it began in 2018. Boatwright and the esteemed leadership team will continue to execute the company’s strategic plan without interruption.
In addition, Jack Hartung, who recently announced his retirement from Chipotle in 2025, has agreed to remain with the organization indefinitely as President of Strategy, Finance and Supply Chain to ensure a smooth transition. In this new role, Hartung will support Boatwright as Interim CEO, and continue his current oversight of Adam Rymer, Vice President, Finance and incoming CFO, as well as Carlos Londono, global head of Supply Chain.
With this leadership change, Scott Maw, Chipotle’s Lead Independent Director, has been named Chairman of the Board, effective immediately. “Thanks to our robust talent planning process, we are well-prepared for events like this due to the deep bench within the organization,” said Scott Maw, Chipotle’s Chairman of the Board. “The board is excited to see other strong leaders expand their roles and provide growth and development for more people in the organization,” added Maw.
“I’m incredibly proud of the work that has been accomplished since I joined Chipotle in 2018,” said Brian Niccol. “The strategic priorities this team has put in place have positioned Chipotle to win today and enable future growth. It’s hard to leave such a great company and all of the talented people I’ve had the pleasure to work with, but I depart knowing the business is in great shape and poised for growth with a strong, experienced leadership team.”
Scott Boatwright added: “I have the utmost confidence in our five key strategies and I’m excited for the new opportunity to lead the business moving forward. We have a world-class organization full of talented leaders who are passionate about our brand and purpose and excited for the long-term opportunity to grow to 7,000 restaurants in North America and expand internationally."

About Chipotle
Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. There are over 3,500 restaurants as of June 30, 2024, in the United States, Canada, the United Kingdom, France, Germany, and Kuwait and it is the only restaurant company of its size that owns and operates all its restaurants in North America and Europe. Chipotle is ranked on the Fortune 500 and is recognized on Fortune’s Most Admired Companies 2024 list and Time Magazine’s Most Influential Companies. With over 120,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.
Forward-Looking Statements
Certain statements in this press release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about Chipotle’s future growth potential and statements that begin with words such as “anticipate”, “believe”, “could”, “should”, “may”, and similar terms and phrases. The forward-looking statements in this press release are based on currently available operating, financial and competitive information available to us as of the date of this release and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to: increasing wage inflation, and the competitive labor market; the impact of any union organizing efforts and our responses to such efforts; increasing supply costs; risks of food safety incidents and food-borne illnesses; risks associated with our reliance on certain information technology systems and potential material failures, interruptions or outages; privacy and cyber security risks; the impact of competition, including from sources outside the restaurant industry; the impact of federal, state or local government regulations relating to our employees, employment practices, restaurant design and construction, and the sale of food or alcoholic beverages; our ability to achieve our planned growth, such as the costs and availability of suitable new restaurant sites, construction materials and contractors; the expected costs and risks related to our international expansion; increases in ingredient and other operating costs due to inflation, global conflicts, severe weather and climate change, our Food with Integrity philosophy, tariffs or trade restrictions; intermittent supply shortages; the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in guests' perceptions of our brand, including as a result of negative publicity or social media posts, decreased consumer spending, or the inability to increase menu prices or realize the benefits of menu price increases; risks associated with our digital business, including risks arising from our reliance on third party delivery services and the IT infrastructure; litigation risks, including possible governmental actions and potential class action litigation related to food safety incidents, cybersecurity incidents, employment or privacy laws, advertising claims, contract disputes or other matters; and other risk factors described from time to time in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.